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Exhibit 4.1

FISCAL AGENCY AGREEMENT

THIS AGREEMENT is entered into as of the 30th day of May, 2002.

BETWEEN:	QUÉBEC (the "Issuer")
AND:	CITIBANK, N.A. (the "Bank")

RECITALS:

(A)
A Fiscal Agency Agreement, dated as of March 1, 1988, has been entered into between the Issuer and Bank of Montreal Trust Company, whereby the Issuer is entitled to appoint Bank of Montreal Trust Company as fiscal agent and principal paying agent, or agent bank, or transfer agent or registrar at its specified office in New York in respect of any issue by the Issuer, from time to time, of bonds, notes, debentures or other similar securities (the "1988 Agreement");

(B)
A Fiscal Agency Agreement, dated as of January 18, 1991, has been entered into between the Issuer and Bank of Montreal Trust Company, whereby the Issuer has appointed Bank of Montreal Trust Company as fiscal agent at its office in New York in connection with the issuance by the Issuer, from time to time, of Medium-Term Notes, Series A, Due Nine Months or More from Date of Issue (the "1991 Agreement");

(C)
Bonds (as such term is defined hereinafter) have been issued by the Issuer and remain outstanding, to which the 1988 Agreement applies;

(D)
Notes (as such term is defined hereinafter) have been issued by the Issuer and remain outstanding, to which the 1991 Agreement applies;

(E)
The Issuer wishes to terminate the appointment of Bank of Montreal Trust Company (now The Bank of New York) under the 1988 Agreement and the 1991 Agreement and to appoint the Bank as successor fiscal agent, principal paying agent, transfer agent and registrar to Bank of Montreal Trust Company (now The Bank of New York);

(F)
The Bank wishes to accept the appointment set forth in paragraph (E) above, upon the termination of the 1988 Agreement and the 1991 Agreement and the execution and delivery by the Issuer and the Bank of this Agreement providing the terms and conditions of such appointment;

(G)
The Issuer proposes from time to time hereafter to issue long-term securities (including bonds, notes, debentures or other similar securities, but excluding securities being part of global issues) and medium-term notes under the medium-term note program referred to hereinafter;

(H)
The Issuer wishes furthermore to appoint the Bank as fiscal agent and principal paying agent, or agent bank, or registrar at its specified office in New York in respect of any issue of securities referred to in paragraph (G) above, and therefore covenants to enter into this Agreement to provide for the terms and conditions of such appointment;

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.     DEFINITIONS

        Unless the context otherwise requires, the following terms shall have the following meanings when used herein:

  (1)
  "Agent Bank" shall mean the Bank or any other Corporation in its capacity as Agent Bank in respect of any Floating Rate Issue in relation to which it is appointed as Agent Bank;

  (2)
  "Agents" shall mean, in relation to any Issue, the Agent Bank, the Fiscal Agent and the Registrar or some of them, as the case may be;

  (3)
  "Bond" shall mean a bond, note, debenture or other similar long-term security being part of an Issue, including a Temporary Global Bond, a Permanent Global Bond, a Registered Bond and a Global Bond Certificate; unless otherwise specifically provided herein to the contrary, "Bond" shall also include a Note;

  (4)
  "Bondholder" shall mean a holder for the time being of a Bond;

  (5)
  "Business Day" shall mean a day upon which commercial banks and foreign exchange markets are open for business in both New York City and in such major financial center of the country of the currency of the Issue as is elected by the Issuer;

  (6)
  "Clearing System" shall mean anyone of the clearing systems operated by Clearstream Banking, société anonyme, DTC or Euroclear Bank S.A./N.V.;

  (7)
  "Common Depositary" shall mean any Corporation in its capacity as Common Depositary for any Clearing System in respect of any Issue in relation to which it is appointed as Common Depositary;

  (8)
  "Conditions" shall mean, in relation to any Issue, the terms and conditions thereof or applicable thereto as set forth on the Bonds representing the Issue;

  (9)
  "Corporation" shall mean a financial firm or institution which the Issuer deems responsible;

  (10)
  "DTC" shall mean The Depository Trust Company, New York;

  (11)
  "Fiscal Agent" shall mean the Bank or any other Corporation in its capacity as Fiscal Agent and paying agent or, as the case may be, principal paying agent in respect of any Issue in relation to which it is appointed as Fiscal Agent;

  (12)
  "Floating Rate Issue" shall mean an Issue bearing interest at a floating rate to be determined in accordance with the Conditions;

  (13)
  "Global Bond Certificate" shall mean a fully registered global bond certificate in respect of any Issue registered in the name of a Common Depositary, or of a nominee for a Common Depositary, with beneficial interests in such Global Bond Certificate represented, with exceptions set forth in the Conditions, if any, through book-entry accounts of financial institutions acting on behalf of beneficial owners thereof as direct and indirect participants of a Clearing System;

  (14)
  "Issue" shall mean an issue by the Issuer of Bonds (excluding Bonds being part of global issues);

  (15)
  "Note" shall mean a note of the Issuer issued under its U.S.$3,000,000,000 Medium-Term Note Program related to Medium-Term Notes, Series A due nine months or more from the date of issue, as such program is more fully described in the Prospectus Supplement with respect thereto dated June 19, 2001, and as such program may be amended or supplemented from time to time hereafter;

  (16)
  "Outstanding" shall mean, in relation to the Bonds, all the Bonds issued other than:

  (i)
  those Bonds which have been redeemed and cancelled in accordance with the Conditions;

  (ii)
  those Bonds in respect of which the date for redemption under the Conditions has occurred and the redemption moneys wherefor (including all interest payable thereon) have been duly paid to the Fiscal Agent in the manner provided in Clause 5 (and, where appropriate, notice to that effect has been given to the Bondholders in accordance with the Conditions) and remain available for payment;

  (iii)
  those Bonds which have been purchased and cancelled in accordance with the Conditions;

  (iv)
  those Bonds which have become void in accordance with the Conditions;

  (v)
  those mutilated or defaced Bonds which have been surrendered and cancelled and in respect of which replacements have been issued in accordance with the Conditions;

  (vi)
  (for the purpose only of ascertaining the principal amount of the Bonds outstanding and without prejudice to the status for any other purpose of the relevant Bonds) those Bonds which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued in accordance with the Conditions;

  (vii)
  the Temporary Global Bond to the extent that it has been exchanged for the relative Permanent Global Bond or, as the case may be, Physical Certificates in accordance with its provisions; and

    (viii)
    as the case may be, the Permanent Global Bond to the extent that it has been exchanged for the relative Physical Certificates in accordance with its provisions;

  (17)
  "Permanent Global Bond" shall mean an instrument evidencing an Issue in permanent global form in accordance with the Conditions which is issued in exchange for a Temporary Global Bond and, upon and in accordance with the terms thereof, exchangeable for Physical Certificates;

  (18)
  "Physical Certificate" shall mean a Registered Bond issued in a form of physical certificate delivered to the holder of beneficial interests therein in accordance with the Conditions;

  (19)
  "Register" shall mean a register held by the Registrar in which all Registered Bonds of a series are recorded and are registered in the name of a Common Depository, or of a nominee for a Common Depository, for the benefit of the holders of the Registered Bonds of such series through any Clearing System;

  (20)
  "Registered Bond" shall mean a Bond issued in registered form;

  (21)
  "Registrar" shall mean the Bank or any other Corporation at its specified office in New York in its capacity as registrar and transfer agent in respect of an Issue in relation to which it is appointed as Registrar;

  (22)
  "Temporary Global Bond" shall mean an instrument evidencing an Issue in temporary global form in accordance with the Conditions and, upon and in accordance with the term thereof, exchangeable for a Permanent Global Bond or for Physical Certificates; and

  (23)
  "this Agreement" shall mean and include this Agreement, the Recitals herein, the Schedules and Exhibits hereto, any agreement supplemental hereto and the schedules and exhibits thereto and any special conditions hereto or thereto.

2.     INTERPRETATION

(A)  The singular number shall include the plural, and vice versa.

(B)  Words and expressions defined in the Conditions and not otherwise defined in this Agreement shall have the same meanings when used in this Agreement, and references to the Conditions or a particular Condition shall be construed accordingly.

(C)  References in this Agreement to principal and/or interest shall include any additional amounts payable pursuant to the Conditions.

3.     NOTIFICATION OF ISSUES

(A)  Notification of Outstanding Issues.    The Bank hereby recognizes having been notified by the Issuer of the Outstanding Issues (the details whereof have been inserted in the First Schedule to this Agreement) to which this Agreement will apply initially, and the Bank hereby accepts its respective capacities specified in such First Schedule to this Agreement in respect of each such Outstanding Issue.

(B)  Notification of Subsequent Issues.    The Issuer will notify the Bank as early as practicable of any proposed Issue, specifying in respect thereof the details indicated by the column headings in the First Schedule to this Agreement and the capacity or capacities in which the Issuer wishes the Bank to act in relation to such Issue.

(C)  Capacity of the Bank.    The Issuer may request the Bank to act in relation to any Issue in the capacity of:

  (a)
  Fiscal Agent and Paying Agent or, as the case may be, Principal Paying Agent;

  (b)
  Agent Bank in the case of a Floating Rate Issue (as defined hereinafter); and/or

  (c)
  at its specified office in New York, Registrar in the case of an Issue which is or may be represented by Registered Bonds.

        If the Bank is requested to act in only one or some of such capacities, this Agreement (insofar as it relates to the other Agents, if any) may be construed by the Bank as an undertaking of the Issuer to confer upon, and contract in favor of, the other Agents the same rights and obligations as those specifically stipulated herein in connection with their respective capacities, in order to enable the Bank to evaluate its rights and obligations hereunder when acting in the capacities in which it is so requested to act.

(D)  Information.    If the Bank, in accordance with this Clause 3, accepts the Issuer's request to act hereunder in relation to any Issue, the Issuer will, as soon as practicable, provide to the Bank all relevant information in relation to such Issue and copies of all relevant documents pertaining thereto, including copies of any prospectus, prospectus supplement, extel card, information memorandum, offering circular or similar document and specimen.

4.     APPOINTMENT OF THE BANK

        Each notification by the Issuer pursuant to Clause 3 (B) hereof shall constitute its request to the Bank to act in relation to the Issue concerned in the capacity or capacities so specified, which may be accepted by the Bank by so notifying the Issuer within 24 hours of the receipt of the request or such shorter time as may be agreed by the Issuer and the Bank, and shall constitute the Issuer's authorization to the Bank to enter details of the Issue and of the appointment in the First Schedule to this Agreement, whereupon such appointment shall be deemed to have become effective subject only to the Issue taking place. Each such appointment shall be made upon the terms and conditions set forth in this Agreement, subject however to any special conditions which may be set forth in a supplement to this Agreement signed by both the Issuer and the Bank, which special conditions (if any) shall be deemed, in relation to the Issue concerned, to supersede the provisions of this Agreement to the extent that the same are inconsistent with such conditions.

5.     DUTIES OF AGENTS

(A)  Payments.    The Fiscal Agent in relation to any Issue shall act as the sole or, as the case may be, principal paying agent of the Issuer for the purpose of making all payments in respect thereto to the holders of Bonds in accordance with the Conditions and the provisions of this Agreement.

(B)  Interest Rate.    The Agent Bank in relation to any Floating Rate Issue shall act as an agent of the Issuer for the purpose of determining the interest rate applicable thereto in accordance with the Conditions and the provisions of this Agreement.

(C)  Registration.    The Registrar, in relation to any Issue, shall act as the Registrar of the Issuer for the purpose of maintaining a Register in respect of the Bonds, including effecting transfers of Bonds, making notations of registration thereof and, as the case may be, discharging the Bonds from registry in accordance with the Conditions and the provisions of this Agreement.

        The Registrar shall not be required to inquire into, or take any action in respect of, transfers of Bonds within any Clearing Systems or between Clearing System participants.

(D)  Additional Duties.    In relation to each Issue in respect of which an appointment is made pursuant hereto, the Fiscal Agent, the Agent Bank and the Registrar shall perform such duties as are herein set forth together with such additional duties, if any, as may be set forth in the Conditions and such other duties as are reasonably incidental thereto.

(E)  Manner of Payment.    All sums payable to the Fiscal Agent hereunder shall be paid in the currency or currencies in which payments are required to be made to the Bondholders to such account at such bank as the Fiscal Agent may from time to time indicate to the Issuer. All payments in U.S. dollars shall be made in the City of New York and all payments in any other currency shall be made in the City of New York or, as agreed between the Fiscal Agent and the Issuer, in an important financial center in the country of such currency, in each case in immediately available and freely convertible funds, except that payments in U.S. dollars may be made in New York same-day funds.

        In order to provide for the payment of principal on, and interest in respect of, the Bonds as the same shall become due:

  (a)
  the Issuer shall pay, not later than noon (12:00) (New York time) on each date upon which such payment of interest is payable in accordance with the Conditions or such other date and time as may be agreed by the Issuer and the Bank if the currency of the Issue is other than U.S. or Canadian dollars, an amount sufficient to pay the interest (including accrued interest) due in respect of all the Bonds Outstanding on such date;

  (b)
  at maturity or whenever any of the Bonds then Outstanding in accordance with the Conditions shall be required to be redeemed, the Issuer shall pay, not later than noon (12:00) (New York time) on the maturity date or relevant redemption date or such other date and time as may be agreed by the Issuer and the Bank if the currency of the Issue is other than U.S. or Canadian dollars, an amount sufficient to pay the principal or the redemption amount (including premium, if any) of such Bonds, in all cases with accrued interest (if any) to the date of such payment; and

  (c)
  the Issuer shall pay, whenever the Issuer shall elect to redeem all (but not part of) the Bonds of any Issue then Outstanding in accordance with the Conditions, not later than noon (12:00) (New York time) on the relevant redemption date or such other date and time as may be agreed by the Issuer and the Bank if the currency of the Issue is other than U.S. or Canadian dollars, an amount sufficient to pay the redemption amount (including premium, if any) of such Bonds, in all cases with accrued interest (if any) to the date of such payment.

        All payments to be made under sub-paragraphs (a) to (c) inclusive above shall be made to such account with such bank (including the Bank) as the Fiscal Agent has, by notice to the Issuer, specified for this purpose no less than 2 Business Days prior to the payment date.

        The Issuer shall confirm to the Bank, by facsimile, no less than 1 Business Day prior to the date any payment is due to be made to the Fiscal Agent that the Issuer has issued irrevocable payment instructions for the transfer of the relevant sum to such account with such bank (including the Bank) as the Fiscal Agent has so notified the Issuer.

        Subject to any agreement existing from time to time between the Issuer and the Bank, the Fiscal Agent will notify the Issuer and the Paying Agents forthwith by facsimile as soon as it becomes aware of any non-receipt of funds which it expected to receive under this sub-clause (E). The Fiscal Agent will, subject to the fulfillment by the Issuer of its obligations under the following paragraph, credit or transfer to the account of each of the Paying Agents the amount of any payments made by such Paying Agent upon receipt of notification from such Paying Agent of any such amount.

        If the Fiscal Agent or any Paying Agent makes payment of principal, interest or premium, if any, in respect of the Bonds at a time when the Fiscal Agent has not received the full amount of any payment due to it under this sub-clause (E) and the Fiscal Agent is not able out of the funds received by it thereunder to appropriate the full amount of such payment for its own account or reimburse such Paying Agent therefor, as the case may be, the Issuer shall from time to time on demand pay to the Fiscal Agent for account of the Fiscal Agent or such Paying Agent the amount so paid out by the Fiscal Agent or such Paying Agent and not so appropriated for or reimbursed to it.

        All payments made by the Issuer to such account with such bank (including the Bank) in the manner set forth hereinabove shall discharge the liability of the Issuer for all sums due to the holders of the Bonds, but only to the extent of the sums paid by the Issuer to such payee.

        Unless otherwise agreed between the Issuer and the Fiscal Agent or the Paying Agent, nothing in this Agreement shall be interpreted to obligate the Fiscal Agent or the Paying Agent, as the case may be, to advance funds in connection with any Issue other than to the extent of sums actually received by such agent from the Issuer, directly or indirectly.

(F)  Holding of Funds.    The Fiscal Agent, so long as it acts in such capacity, shall deal with moneys paid to it hereunder in relation to any Issue in the manner set forth in this Agreement and it shall not be entitled to exercise any lien, right of set-off or similar claim in respect thereof. Notwithstanding the foregoing provisions, payment by the Fiscal Agent in respect of any Issue shall only be made out of funds made available hereunder by or for the Issuer in respect of that Issue; in the event of the Issuer failing on any occasion to appropriate funds made available hereunder to any particular Issue, the Fiscal Agent shall forthwith make such appropriation on the basis that funds shall be appropriated to Issues in the order in which payments in respect thereof respectively fell or fall due.

6.     DETERMINATION OF INTEREST RATES

(A)  Calculation.    On each date on which an interest rate applicable to any Floating Rate Issue is to be determined in accordance with the Conditions of such Issue, the Agent Bank shall, at or as soon as practicable after the specified time on such date, establish the period by reference to which interest is to be calculated and payable (the "Interest Period") and determine such interest rate (the "Interest Rate") and, if so required in accordance with the Conditions, the amount of interest payable on the next interest payment date per specified unit amount of Registered Bonds (the "Interest Amount") in the manner set out in the Conditions and shall, as soon as practicable thereafter, notify the Interest Period, Interest Rate and Interest Amount to the Issuer and the Fiscal Agent and to each stock exchange on which the Issue may be quoted or listed.

(B)  Notice of Inability to Act.    Without prejudice to the Agent Bank's foregoing obligations, if the Agent Bank does not or cannot at any material time for any reason determine the Interest Rate in respect of any Issue, it shall forthwith give notice of such failure or inability to each such aforesaid person and in addition take such further action, if any, consequential thereon as may be specified in accordance with the Conditions.

(C)  Publication.    The Agent Bank shall cause each Interest Rate determined by the Agent Bank as aforesaid, together with the relative interest payment date, Interest Amount and any further information required to be published in respect thereof, to be published in accordance with the Conditions as soon as practicable after their determination and in no event later than the final time or date specified for such publication in accordance with the Conditions.

(D)  Reference Banks.    Where, in accordance with the Conditions of any Floating Rate Issue, the Interest Rate is to be determined in accordance with rates quoted or provided by specified banks (the "Reference Banks"), the Issuer will, so long as the Issue is Outstanding, maintain Reference Banks in accordance with the Conditions. The Issuer shall notify the Agent Bank forthwith upon any change in the identity of any of the Reference Banks and the Agent Bank shall in all cases be entitled to assume that the Reference Banks are those named in the Conditions as modified by changes of which notification has already been received by the Agent Bank.

7.     EARLY REDEMPTION OF BONDS

(A)  Notice to Agent.    If the Issuer intends or is required to redeem all or any of the Bonds representing any Issue prior to their stated maturity date (other than as the result of an event of default), the Issuer shall, not less than 15 days, for Bonds in book-entry form, and not less than 30 days, for Bonds in definitive form, prior to the date of publication of the first notice of redemption required to be given to the Bondholders, give notice of such intention or requirement to the Fiscal Agent, stating the date on which such Bonds are to be redeemed and the principal amount of the Bonds so to be redeemed. The Issuer will, when notifying the Fiscal Agent of the principal amount of the Bonds the Issuer is obligated to redeem, specify the principal amount of purchased Bonds (if any) which the Issuer intends to deliver to the Fiscal Agent for surrender to the sinking fund and cancellation in lieu of making any part of the next sinking fund payment in cash.

(B)  Drawings.    If only some of the Bonds representing an Issue are to be redeemed, the Fiscal Agent shall make the required drawing on behalf of the Issuer and in such manner as the Fiscal Agent and the Issuer shall deem fair and appropriate. The Fiscal Agent shall give to the Issuer reasonable notice of the time and place proposed for such drawing and the Issuer shall be entitled to send representatives to attend such drawing.

(C)  Notice to Bondholders.    The Fiscal Agent shall, on written request of the Issuer, cause to be given or published, in the manner provided for in the Conditions, notice of any redemption proposed to be made by the Issuer and shall promptly notify the Paying Agents thereof.

8.     CANCELLATION, DESTRUCTION AND RECORDS

(A)  Cancellation.    All Bonds of any Issue which are redeemed shall, unless otherwise permitted in accordance with the Conditions, be cancelled forthwith by the Fiscal Agent in accordance with the instructions of the Issuer. When applicable, in the event of a redemption in whole of an Issue, the Fiscal Agent shall cancel any unissued and unauthenticated Physical Certificates related to the Bonds so redeemed.

(B)  Purchase by the Issuer.    Forthwith upon the Issuer purchasing any Bonds of any Issue, it shall, unless permitted in accordance with the Conditions, cancel or procure the cancellation of such Bonds and, in that event, shall forthwith send to the Fiscal Agent a certificate stating the principal amount of Bonds purchased and, as the case may be, cancelled.

(C)  Certificate.    The Fiscal Agent shall, as soon as possible and in any event within 2 months after the date of any such redemption (or purchase and, as the case may be, cancellation) or payment, furnish to the Issuer a certificate stating the aggregate principal amount of the Bonds of any Issue which have been redeemed (or purchased) and, as the case may be, cancelled.

(D)  Destruction.    The Fiscal Agent shall, upon receipt from the Issuer of instructions to that effect, destroy forthwith the cancelled Bonds of any Issue in its possession and furnish the Issuer with a destruction certificate duly signed by a representative of the Fiscal Agent.

(E)  Records.    The Registrar shall keep a full and complete record of all Bonds of each Issue and of their redemption, purchase, cancellation, payment or destruction, as the case may be, and of all replacement Bonds issued in substitution for lost, stolen, mutilated or destroyed Bonds and shall make such record available upon request of the Issuer at all reasonable times.

9.     ISSUE OR REPLACEMENT OF BONDS

(A)  Supply of Bonds.    Where, in accordance with the Conditions of any Issue, replacement Bonds are to be issued on behalf of the Issuer by the Fiscal Agent or the Registrar, the Issuer shall cause a sufficient quantity of additional forms of Bonds of such Issue to be made available, upon request, to the Fiscal Agent and the Registrar, as the case may be, for the purpose of issuing replacement Bonds and the following further provisions of this Clause 9 shall apply in relation thereto.

(B)  Issue.    The Fiscal Agent and the Registrar, as the case may be, shall, subject to and in accordance with the Conditions and the following provisions of this Clause 9, on behalf of the Issuer, and after prior notification thereto, issue replacement Bonds in place of Bonds which have been mutilated, destroyed, stolen or lost.

(C)  Costs, Indemnity.    Neither the Fiscal Agent nor the Registrar shall issue any replacement Bond unless and until the applicant thereof shall have:

  (a)
  paid such reasonable costs as may be incurred in connection therewith;

  (b)
  in the case of a lost, stolen or destroyed Bond, furnished the Fiscal Agent or the Registrar with such evidence (including evidence as to the serial number of the Bond in question) and indemnity in respect thereof as the Issuer may reasonably require; and

  (c)
  surrendered to the Fiscal Agent or the Registrar any mutilated Bond to be replaced.

(D)  Cancellation.    The Fiscal Agent or the Registrar shall cancel any mutilated Bond replaced pursuant to this Clause 9 and shall furnish the Issuer with a certificate stating the serial number of the Bond so cancelled and shall, with the prior authorization of the Issuer, destroy such cancelled Bond and furnish the Issuer with a destruction certificate containing the information specified in Clause 8 (C).

(E)  Notice to other Agents.    The Fiscal Agent or the Registrar shall, on issuing any replacement Bond, forthwith inform the paying agents and the Registrar (where relevant) of the serial number of such replacement Bond issued and the serial number of the Bond in place of which such replacement Bond has been issued.

(F)  Subsequent Payment.    Whenever the Fiscal Agent shall pay or shall have presented to it for payment any Bond alleged to have been lost, stolen or destroyed in replacement for which a new Bond has been issued, such Agent shall immediately send notice thereof to the Issuer.

10.   NOTICES TO BONDHOLDERS

        At the request and expense of the Issuer, the Fiscal Agent shall arrange for the publication or dispatch of all notices to the Bondholders in respect of any Issue in accordance with the Conditions and in the form approved by the Issuer.

11.   AUTHENTICATION

        The Issuer may instruct the Fiscal Agent or the Registrar in relation to any Issue:

  (A)
  to authenticate (either itself or by some other person duly authorized for this purpose by the Fiscal Agent) the Temporary Global Bond and/or the Permanent Global Bond and/or the Physical Certificates (both upon the initial issue thereof and upon the issue of any replacement Bonds) in accordance with the Conditions;

  (B)
  in the case of any Issue in respect of which one or more Temporary Global Bonds are issued, to act as the agent of the Issuer for the purpose of exchanging such Temporary Global Bonds for Permanent Global Bonds or, as the case may be, Physical Certificates; and/or

  (C)
  in the case of any Issue in respect of which one or more Permanent Global Bonds are issued, to act as the agent of the Issuer for the purpose of exchanging such Permanent Global Bonds for Physical Certificates;

and the Fiscal Agent and the Registrar, as the case may be, agree to carry out such duties in accordance with the Conditions.

12.   DUTIES OF THE REGISTRAR

        The Registrar shall, in relation to an Issue which is or may be represented in whole or in part by Registered Bonds, so long as any Bond is Outstanding:

(A)
maintain a Register at its aforesaid office of the holders of the Registered Bonds which Register shall show (a) the principal amounts and the serial numbers of such Bonds, (b) the dates of issue thereof, (c) all subsequent transfers and changes of ownership thereof, (d) the names and addresses of the holders thereof, (e) all redemptions thereof, (f) all cancellations of such Bonds, whether by reason of their purchase and surrender for cancellation by the Issuer, their replacement, their transfer or otherwise, and (g) all replacements of such Bonds (subject, where appropriate in the case of (e), (f) and (g) above, to notification thereof to the Registrar as provided herein);

(B)
maintain records at its aforesaid office of all unissued and unauthenticated Registered Bonds;

(C)
register all transfers of Registered Bonds;

(D)
receive any document in relation to or affecting the title to any of the Registered Bonds including all forms of transfer, probates, letters of administration and powers of attorney;

(E)
maintain proper records of the details of all documents as aforesaid received by the Registrar or the Transfer Agent and issue Registered Bonds;

(F)
prepare all such lists of holders of the Registered Bonds as may be required by the Issuer and the Fiscal Agent or any person authorized in that behalf by any of them;

(G)
at all reasonable times during office hours, make the Register available to the Issuer or any person authorized by the Issuer or any Bondholder for inspection and for the taking of copies thereof or extracts therefrom;

(H)
notify the Fiscal Agent upon its request not less than 7 days before each interest payment date or the due date for redemption of the Bonds of the names and addresses of all registered holders of the Registered Bonds and the amounts of their holdings in order to enable the Fiscal Agent to make or arrange for due payment to such holders of the amounts of interest payable in respect of the Registered Bonds;

(I)
comply with the proper and reasonable requests of the Issuer with respect to the maintenance of the Register in respect of the Registered Bonds and give to the Fiscal Agent and the Transfer Agent such information with respect thereto as may be reasonably required by them for the proper performance of their respective duties;

(J)
insert in each Registered Bond issued the name of the registered holder thereof and the principal amount thereof; and

(K)
carry out such other acts as may be necessary to give effect to the Conditions.

13.   ADDITIONAL BOND

(A)  Supply to Registrar.    The Issuer will deliver to the Registrar for the performance of its duties hereunder from time to time so long as any Bond is Outstanding, sufficient additional duly executed Registered Bonds as may be required for the performance of the Registrar's duties.

(B)  Safe Custody.    The Registrar shall maintain in safe custody all additional Bonds delivered to and held by it hereunder and shall ensure that such Bonds are issued only in accordance with the Conditions and the provisions of this Agreement. Such safe custody shall meet the standards applied by the Registrar for the keeping of its own securities in comparable amounts and forms.

14.   REGULATIONS CONCERNING TRANSFERS

        The Issuer may from time to time agree with the Fiscal Agent and, as the case may be, the Registrar, on reasonable regulations to govern the transfer and registration of Registered Bonds and the forms and evidence to be provided in connection therewith. The initial regulations which shall apply until amended in accordance with this Clause 14 are set forth in the Second Schedule to this Agreement. The Agents agree to comply with such regulations as agreed between the relevant parties hereto and amended from time to time.

15.   DOCUMENTS AND FORMS

        When applicable, the Issuer shall provide specimen Bonds to the Fiscal Agent for distribution to the Registrar in relation to any Issue.

16.   INDEMNITY

(A)  By the Issuer.    The Issuer shall indemnify each of the Agents against any loss, liability, cost, claim, action, demand or expense (a "Loss") which any Agent may incur or which may be made against it as a result of, or in connection with, its appointment or the exercise of its powers and performance of its duties hereunder, except such as may result from the material breach by it of the terms of this Agreement or from its own material default, negligence, misconduct or bad faith or that of its directors, officers, employees or representatives.

(B)  By the Agents.    Each Agent shall indemnify the Issuer against any Loss which the Issuer may incur or which may be made against the Issuer as a result of the material breach by such Agent of the terms of this Agreement or of its own material default, negligence, misconduct or bad faith or that of its directors, officers, employees or representatives.

(C)  Deemed Material Breach.    Without limiting Clause 16 (A) and Clause 16 (B), any Loss incurred or made as a result of, or in connection with, any matter set forth in Clause 5 (E), Clause 6 (A) or Clause 7 (A) shall be deemed to be a Loss incurred or made as a result of, or in connection with, (i) a material breach of the terms of this Agreement by the Issuer or the Agent, as the case may be, or (ii) a material default, negligence, misconduct or bad faith of the Issuer or the Agent, as the case may be, or that of its directors, officers, employees or representatives.

17.   GENERAL

(A)  Agents of the Issuer.    In acting under this Agreement, the Agents are acting solely as agents of the Issuer and do not assume any obligation to, or relationship of agency or trust for or with, any of the Bondholders, except that all funds held by the Fiscal Agent in relation to such Issue for payment to the Bondholders shall be held in trust, without liability for interest thereon (unless otherwise agreed by the parties), to be applied as set forth herein, but need not be segregated from other funds of the Fiscal Agent except as required by law.

(B)  Legal Advice.    Each of the Fiscal Agent, the Agent Bank and the Registrar may consult on any legal matter in relation to any Issue any legal counsel upon prior written notice to the Issuer, and each of them shall be protected and shall incur no liability for action taken, or suffered to be taken, with respect to such matter in good faith and in accordance with the opinion of such counsel.

(C)  Reliance.    The Agents shall be protected and shall incur no liability for, or in respect of, any action taken or thing suffered by it in relation to any Issue in reliance upon any Bond, notice, direction, consent, certificate, affidavit, statement or other paper or document, whether in original or facsimile form, reasonably believed by it to be genuine and to have been passed or signed by the relevant parties.

(D)  Freedom to deal with Bonds.    Each of the Agents and their respective officers, directors and employees may become the owner of, or acquire any interest in, any Bond of any Issue, with the same rights that they would have if such Agent were not an Agent hereunder, and may engage or be interested in any financial or other transaction with the Issuer and may act on, or as depositary, trustee or agent for, any committee or body of holders of Bonds of any Issue or other obligations of the Issuer as freely as if such Agent were not an Agent hereunder.

(E)  Communications from Bondholders.    Each of the Agents will forthwith deliver to the Issuer a copy of any notice or other document which require a direct action by the Issuer and delivered to it by any Bondholder in its capacity as an Agent hereunder.

(F)  Default by the Issuer.    None of the Agents shall have any duty or responsibility in case of any default by the Issuer in the performance of its obligations under the Conditions of any Issue (including, without limiting the generality of the foregoing, any duty or responsibility to accelerate all or any of the Bonds of the Issue or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon the Issuer).

(G)  Absolute Owner.    The Issuer, the Fiscal Agent, the Registrar and the Transfer Agent may (to the fullest extent permitted by law) treat the registered holder of any Registered Bond as the absolute owner thereof (whether or not such Bond shall be overdue and notwithstanding any notice of ownership or writing thereon or any notice of previous loss or theft or of trust or other interest therein) for the purpose of making payments and for all other purposes.

(H)  No right of set-off.    No Agent shall exercise any right of set-off or lien or any other similar procedure against any holder of Bond in respect of moneys payable by it hereunder, except as ordered by a court of competent jurisdiction or as required by law.

18.   CHANGES IN AGENTS

(A)  Maintenance.    The Issuer undertakes that, unless otherwise provided by the Conditions of any Issue, (a) there shall at all times be a fiscal agent and principal paying agent in relation to an Issue, (b) there shall at all times be an agent bank in relation to a Floating Rate Issue and, (c) there shall at all times be a registrar in relation to an Issue of Registered Bonds. Each such fiscal agent and principal paying agent and agent bank shall be a responsible financial firm or institution with a place of business in the City of New York or such other financial center as may be specified in accordance with the Conditions, and the registrar shall be a responsible financial firm or institution or other appropriate body corporate.

(B)  Resignation and Removal.    The Fiscal Agent, the Agent Bank or the Registrar may at any time resign its appointment in relation to any Issue by giving the Issuer not less than 90 days' prior written notice (or such shorter period of notice as the Issuer may agree) to that effect and the Issuer may at any time terminate the appointment of the Fiscal Agent, the Agent Bank or the Registrar in relation to any Issue by giving to such Agent or the Registrar not less than 90 days' prior written notice to that effect.

(C)  Termination on Bankruptcy.    The appointment of the Fiscal Agent, the Agent Bank or the Registrar hereunder in relation to any Issue shall forthwith terminate if at any time such Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or consents to the filing of a petition in bankruptcy against it, or makes an assignment for the benefit of its creditors in general, or consents to the appointment of a liquidator or receiver of all or substantially all of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding-up, dissolution or filing for statutory protection against executions on the assets of such Agent, or if a liquidator or receiver of such Agent or of all or substantially all part of its property is appointed, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if any public officer takes charge or control of such Agent or the Registrar or its property or affairs for the purpose of rehabilitation, conservation or liquidation.

(D)  Merger.    Any corporation into which any Agent in relation to any Issue may be merged or converted or any corporation with which such Agent or the Registrar may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Agent shall be a party shall (and such Agent hereby irrevocably undertakes to use all its reasonable endeavours in order to procure such result to the Issuer), to the extent permitted by applicable law and provided that it shall be qualified as aforesaid, be the successor Fiscal Agent, Agent Bank or Registrar, as the case may be, under this Agreement in relation to such Issue without the execution or delivery of any paper or any further act on the part of the parties hereto. Notice of any such merger, conversion or consolidation shall forthwith be given to the Issuer.

(E)  Paying Agents.    The Issuer may at any time with the consent of the Fiscal Agent (which consent shall not be unreasonably withheld):

  (a)
  appoint additional Paying Agents in relation to any Issue; and/or

  (b)
  subject as provided in Clause 18 (C) above insofar as any Paying Agent is also the Registrar, Fiscal Agent or Agent Bank, and as hereinafter provided, terminate the appointment of any Paying Agent by giving to the Fiscal Agent and to the Paying Agent whose appointment is to be terminated not less than 60 days' prior written notice to that effect, which notice shall expire not less than 30 days before or after any due date for any payment in respect of the Issue concerned.

(F)  Resignation by a Paying Agent.    Subject as aforesaid, any Paying Agent other than the Fiscal Agent may resign its appointment hereunder in relation to any Issue at any time by giving to the Issuer and the Fiscal Agent not less than 60 days' prior written notice to that effect, which notice shall expire not less than 30 days before or after any due date for any payment in respect of such Issue.

(G)  Appointment of New Agents, Limitation on Removal, etc.    Upon the resignation by or termination of the appointment of the Fiscal Agent, the Agent Bank or the Registrar in relation to any Issue, so long as such Issue remains Outstanding, the Issuer will forthwith appoint a new fiscal agent and principal paying agent, agent bank or registrar, as the case may be, and notwithstanding the foregoing sub-clauses, no such resignation or termination of the appointment of the Fiscal Agent, the Agent Bank or the Registrar in relation to any Issue shall take effect until a new fiscal agent and principal paying agent, agent bank or registrar, as the case may be, has been so appointed, provided that, in the case of termination pursuant to Clause 18 (C) if no successor registrar, fiscal agent or agent bank shall have been appointed by the Issuer, any holder of a Bond, on behalf of itself and all holders of the Bonds of a particular Issue, or the Registrar, Fiscal Agent or Agent Bank, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor registrar, fiscal agent or agent bank, as the case may be.

(H)  Change of Address.    Any Agent may change the address of its office within a particular city, in which event it shall give to the Issuer and the Fiscal Agent not less than 30 days' prior written notice to that effect, giving the address of the new office and the date upon which such change is to take effect.

(I)   Notice.    The Fiscal Agent shall give the Bondholders of any Issue (if required by the Conditions) not less than 15 days' prior written notice of any such proposed appointment, termination, resignation or change in relation to that Issue of which it is aware.

(J)   Payment of Successor.    If the appointment of the Fiscal Agent hereunder terminates in relation to any Issue, it shall, by the date on which such termination takes effect, transfer to the successor fiscal agent any amount held by it for repayment of principal or payment of interest and, if any, premium in respect of such Issue and shall deliver to the successor fiscal agent and principal paying agent all records maintained by it in relation to such Issue pursuant to this Agreement and all Bonds held by it.

(K)  Delivery of Records to Successor.    If the appointment of the Registrar hereunder terminates in relation to any Issue, the Registrar shall, by the date on which such termination takes effect, deliver to the successor registrar all records maintained by it in respect of such Issue pursuant to this Agreement and all Registered Bonds and all unissued and unauthenticated Bonds of such Issue held by it.

19.   COMMISSIONS, FEES AND EXPENSES

(A)  Payment.    The Issuer shall, in respect of the services to be performed by such Agent under this Agreement in relation to any Issue, pay to the Fiscal Agent or the Agent Bank reasonable remuneration, fees and out-of-pocket expenses (including the reasonable legal fees of its counsel), as separately agreed upon by the Issuer and the Fiscal Agent or the Agent Bank.

(B)  Payment to other Agents.    The Fiscal Agent shall arrange for payment of the commissions due to the Paying Agent and the Registrar in relation to any Issue and arrange the reimbursement of their expenses promptly upon receipt by it of a demand therefore, supported by evidence of such expenditure, as separately agreed upon by the Issuer and the relevant Agent.

20.   NOTICES AND COMMUNICATIONS

(A)  Manner.    All notices and communications hereunder shall be communicated to the following addresses:

The Issuer:	Ministère des Finances 8, rue Cook Québec, Québec Canada G1R 5P4
Attention: Direction des services post-marchés Facsimile No.: (418) 528-9704
The Fiscal Agent:	Citibank, N.A. 111 Wall Street 14th Floor, Zone 3 New York, N.Y. 100043
Attention: Agency & Trust Services Facsimile No.: (212) 657-4009

or any other address of which notice in writing has been given to the parties hereto in accordance with the provisions of this sub-clause.

        Any notice or communication shall be sufficiently given or served:

  (i)
  if sent by post, if posted first class postage prepaid (airmail, if international), addressed as above, whereupon it shall be deemed to have been delivered 5 days later;

  (ii)
  if delivered in person, it shall be deemed to have been delivered at time of receipt;

  (iii)
  if sent by facsimile, it shall be deemed to have been delivered at the time of transmission provided that, if transmission occurs on a day which is not a business day in the country of the recipient, the same be treated as delivered on the next such business day.

(B)  Through Fiscal Agent.    All communications relating to this Agreement between the Issuer and any of the Agents or between the Agents themselves shall be made through the Fiscal Agent, at the address indicated in Clause 20 (A).

21.   AMENDMENTS

        This Agreement may be amended in relation to any Issue by agreement in writing between the Fiscal Agent and/or the Agent Bank and/or the other Agents and the Issuer:

(A)
without the consent of the holders of the Bonds of such Issue, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provisions contained herein, or in any manner which the parties may mutually deem necessary or desirable and which they shall deem not to adversely affect the interests of the holders of the Bonds of such Issue;

(B)
in any other respect, only with the consent of the Bondholders of such Issue, but subject as may be otherwise provided in accordance with the Conditions or by applicable law.

22.   GOVERNING LAW AND JURISDICTION

(A)
Except the matters relating to the capacity to enter into this Agreement and the authorization and execution thereof by the Issuer which shall be governed by the laws of Québec and except as otherwise provided by applicable mandatory provisions of law, this Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to choice of law doctrine.

(B)
Each party hereto agrees that any suit, action or legal proceeding arising out of this Agreement or in connection with the issuance, offering or sale of the Bonds may be brought in any New York State or United States Federal court of competent jurisdiction sitting in the City of New York and, for that purpose, hereby submits to the non-exclusive jurisdiction of such courts.

(C)
The Issuer agrees that the process by which any suit, action or legal proceeding in the State of New York is begun may be served on the Issuer by being delivered to the Déléguée général du Québec in New York City, at the office of the Délégation générale du Québec à New York presently located at One Rockefeller Plaza, 26th Floor, New York, N.Y. 10020-2102.

(D)
The Issuer irrevocably waives any objection which it may have now or hereafter to such courts as are referred to in Clause 23 (B) being nominated as the forum to hear and determine any suit, action or legal proceeding, and to settle any dispute, which may arise out of, or in connection with, this Agreement and any claim that any such court is not a convenient or appropriate forum.

(E)
Nothing in this Clause 22 limits the right of the Bank to take legal proceedings against the Issuer in connection with this Agreement (i) in any other court of competent jurisdiction, or (ii) concurrently in more than one jurisdiction.

23.   WAIVER OF IMMUNITY

        The Issuer irrevocably and unconditionally, to the fullest extent permitted by law:

  (a)
  agrees that should the Bank take legal proceedings against it or its assets in relation to this Agreement, no immunity from such legal proceedings (which shall be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of the Issuer or with respect to its assets;

  (b)
  waives any such right of immunity which the Issuer or its assets now has or may hereafter acquire; and

  (c)
  consents generally in respect of any such legal proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

24.   TERM

        This Agreement shall remain in force until the termination date set forth in a written notice given by either the Issuer or the Bank not less than 90 days prior to such termination date.

        THE PARTIES have executed this Agreement as of the date first set forth above.

QUÉBEC
By:	/s/ Diane Wilhelmy Name: Diane Wilhelmy Title: Déléguée Générale du Québec à New York
CITIBANK, N.A.
By:	/s/ John J. Byrnes, Jr. Name: John J. Byrnes, Jr. Title: Vice President Agency & Trust Services

THE FIRST SCHEDULE

Details of Issues in respect of which appointments
are made hereunder in accordance with Clauses 3 (A) and 3 (B)
of this Agreement

FIRST SCHEDULE
Details of Issues in respect of which appointments are made hereunder

Closing Date	Principal Amount	Title	Bearer or Registered	Denom.	Maturity Date	Fixed/ Floating Rate	Interest Payment Date(s)	Fiscal Agent	Registrar	Paying Agent(s)	Agent Bank

SECOND SCHEDULE

Regulations concerning the transfer

and registration of Bonds

SECOND SCHEDULE

Regulations concerning the transfer and registration of Bonds

1.
Each Registered Bond shall represent a unit or units in the denomination of principal amount of one Bond of the lowest denomination of the Bonds of the relevant Issue or an integral multiple thereof (the "Amount").

2.
The Registered Bonds are transferable in units and integral multiples of the Amount by execution of the form of transfer endorsed thereon under the hand of the transferor or, where the transferor is a corporation, under the hand of any or all of its officers duly authorized in writing. In this Schedule, "transferor" shall, where the context permits or requires, include joint transferors and be construed accordingly.

3.
The Registered Bonds to be transferred must be delivered to the office of the Registrar accompanied by such other evidence as the Issuer and the Registrar may reasonably require or as required by applicable law to prove the title of the transferor's right to transfer the Registered Bonds.

4.
The executors or administrators of a deceased holder of Registered Bonds (not being one of several joint holders) and in the case of the death of one or more of several joint holders, the survivor or survivors of such joint holders, shall be the only persons recognized by the Issuer as having any title to such Registered Bonds.

5.
Unless otherwise requested by the holder of Bonds and agreed by the Issuer, the holder of Bonds in registered form shall be entitled to receive only one Registered Bond certificate in respect of this holding.

6.
The joint holders of a Registered Bond shall be entitled to one Registered Bond only in respect of their joint holdings which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the register of the holders of Registered Bonds in respect of the joint holdings.

7.
Where a holder of a Registered Bond has transferred part only of such holder's holding comprised therein, there shall be delivered to such holder a Registered Bond certificate in respect of the balance of such holding.

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8.
The Issuer and the Registrar shall, save in the case of the issue of replacement Bonds, make no charge to the holders for the registration of any holding of Registered Bonds or any transfer thereof or for the issue of any Registered Bonds or for the delivery thereof at the specified office of the Registrar or by uninsured post to the address specified by the holder. If any holder entitled to receive a Registered Bond wishes to have the same delivered to such holder otherwise than at the specified office of the Registrar, such delivery shall be made, upon such holder's written request to the Registrar, at his (her) (its) risk and expense.

9.
The Registrar will, subject to the Conditions of any Issue, within 3 Business Days of receipt of a request from the holder, along with any other documents reasonably required by the Registrar, to effect a transfer, make available for delivery at its specified office to the transferee or the person entitled to the Registered Bond or dispatch by mail (at the risk of the transferee or such person) to such address as the transferee or such person may request, a new Registered Bond in respect of the Registered Bonds transferred. In the case of a transfer of part only of a Registered Bond, a new Registered Bond in respect of the balance of the Registered Bond transferred will be so made available to the transferor.

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THIRD SCHEDULE

Form of Supplemental Agreement adding an additional

paying agent as a party hereto in relation to any Issue

THIRD SCHEDULE

Form of Supplemental Agreement adding an additional paying agent as a party hereto in relation to any Issue

        THIS SUPPLEMENTAL AGREEMENT is made the    •    day of    •     20    •

BETWEEN:

(1)
QUÉBEC (hereinafter called the "Issuer");

(2)
CITIBANK, N.A.    (hereinafter called the "Fiscal Agent") acting for itself and as agent for the Paying Agents hereinafter mentioned; and

(3)
[                                                 ] (hereinafter called "[                        ]").
(Where relevant)

WHEREAS:

(1)
The Issuer proposes to issue bonds, notes, debentures or other securities described in the First Schedule to this Agreement (hereinafter called the "Issue").

(2)
Pursuant to a Fiscal Agency Agreement (hereinafter called the "Fiscal Agency Agreement") made as of May 30, 2002, the Issuer has appointed the Fiscal Agent as its principal paying agent [and the paying agents specified in the Second Schedule to this Agreement (hereinafter called the "Paying Agent(s)") have been thereafter appointed as its paying agent(s)] for the Issue.

(3)
This Agreement is supplemental to the Fiscal Agency Agreement and has been entered into by the parties hereto for the purpose of joining    •    as a party to the Fiscal Agency Agreement so for as it relates to the Issue.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.
The Issuer, the Fiscal Agent (for itself and the Paying Agent(s)) and    •    hereby agree that    •    shall be joined as a party to the Fiscal Agency Agreement so far as it relates to the Issue, so that the Fiscal Agency Agreement shall have effect with relation to the Issue as if     •    were named as a party therein in the capacity of a    •    and shall have in relation to the Issue the rights and duties specified therein.

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2.
This Agreement shall be read as one with the Fiscal Agency Agreement so that all references therein to "this Agreement" shall be deemed, in relation to the Issue, to refer also to this Supplemental Agreement.

3.
(    •                            )'s address for notices is:

            •

        Subject to amendment as specified in the Fiscal Agency Agreement.

IN WITNESS whereof this Supplemental Agreement has been entered into the day and year first before written.

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FIRST SCHEDULE

Description of the Issue

SECOND SCHEDULE

The Paying Agent(s)

and/or such other or further paying agent(s) as may be appointed in accordance with the terms of the Fiscal Agency Agreement.

SIGNED for and on behalf of
the Issuer by:

SIGNED for and on behalf of
CITIBANK,                                                  N.A.                                                 by:

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SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT is made as of the 11th day of December 2003

BETWEEN:

(4)
QUÉBEC (the "Issuer"); and

(5)
CITIBANK, N.A.    (the "Fiscal Agent").

WHEREAS:

(4)
The Issuer proposes to issue and sell up to U.S. $3,000,000,000 (or the equivalent thereof in other currencies or currency units) aggregate initial offering price of its Medium-Term Notes, Series A, due nine months or more from date of issue (the "Notes") (such issuance is hereinafter called the "Issue") pursuant to a Fiscal Agency Agreement, dated May 30, 2002, between the Issuer and the Fiscal Agent (the "Fiscal Agency Agreement");

(5)
The Issuer wishes to appoint the Fiscal Agent as Agent Bank, as defined in the Fiscal Agency Agreement, with respect to the Issue, for the purpose of determining the interest rate on Notes bearing interest at a rate calculated with reference to an interest rate basis ("Floating Rate Notes");

(6)
The Issuer has appointed the Fiscal Agent as Calculation Agent, as defined in the Calculation Agency Agreement, dated December 11, 2003, between the Issuer and the Fiscal Agent (the "Calculation Agency Agreement"), with respect to Floating Rate Notes, also for the purpose of determining the interest rate on Floating Rate Notes; and

(7)
The Issuer has appointed the Fiscal Agent as Exchange Agent, as defined in the Exchange Agency Agreement, dated December 11, 2003, between the Issuer and the Fiscal Agent (the "Exchange Agency Agreement"), with respect to Notes denominated in currencies other than U.S. Dollars ("Foreign Currency Notes") for the purpose of providing the rate of exchange for payments in U.S. Dollars to holders of Foreign Currency Notes.

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NOW IT IS HEREBY AGREED AS FOLLOWS:

1.
The Issuer hereby appoints the Fiscal Agent as Agent Bank, as defined in the Fiscal Agency Agreement, with respect to the Issue, and the Fiscal Agent hereby accepts this appointment.

2.
The rights and obligations of the Fiscal Agent as Agent Bank with respect to the Issue will be set forth in and governed by the Fiscal Agency Agreement and the Calculation Agency Agreement, and to the extent the provisions of the Calculation Agency Agreement are inconsistent with the provisions of the Fiscal Agency Agreement, the provisions of the Calculation Agency Agreement will supersede the provisions of the Fiscal Agency Agreement.

3.
The rights and obligations of the Fiscal Agent with respect to Foreign Currency Notes will be set forth in and governed by the Fiscal Agency Agreement and the Exchange Agency Agreement, and to the extent the provisions of the Exchange Agency Agreement are inconsistent with the provisions of the Fiscal Agency Agreement, the provisions of the Exchange Agency Agreement will supersede the provisions of the Fiscal Agency Agreement

4.
This Supplemental Agreement is supplemental to the Fiscal Agency Agreement and shall be read as one with the Fiscal Agency Agreement so that all references therein to "this Agreement" shall be deemed, with respect to the Issue, to refer also to this Supplemental Agreement.

5.
This Supplemental Agreement is subject to amendment as specified in the Fiscal Agency Agreement.

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IN WITNESS WHEREOF this Supplemental Agreement has been entered into as of the day and year first written above.

Signed for and on behalf of QUÉBEC
by:	/s/ Michel Robitaille Name: Michel Robitaille Title: Delegate General of Québec in New York
Signed for and on behalf of CITIBANK, N.A.
by:	/s/ Citibank, N.A. Name: Title:

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FISCAL AGENCY AGREEMENT
THE FIRST SCHEDULE
SUPPLEMENTAL AGREEMENT